                 [Maryanov Madsen Gordon & Campbell Letterhead]



                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 9, 1997 of our audit of the financial statements of Palm Royale Country Club Operations as at December 31, 1996. We also consent to the reference to our firm under the caption "Experts".





/s/ Maryanov Madsen Gordon & Campbell


Indian Wells, California